Exhibit 5.1

May 31, 2018

Perspecta Inc.

13600 EDS Drive

Herndon, Virginia 20171

Re: Perspecta Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Perspecta Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about May 31, 2018, for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 11,810,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). Of the Shares, 9,500,000 are to be registered under the Perspecta Inc. 2018 Omnibus Incentive Plan (the “Incentive Plan”), 310,000 are to be registered under the Perspecta Inc. 2018 Non-Employee Director Incentive Plan (the “Director Plan”), and 2,000,000 are to be registered under the Enterprise Services 401(k) Plan (the “401(k) Plan,” and collectively with the Incentive Plan and the Director Plan, the “Plans”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(A)	the Registration Statement in the form to be filed with the Commission under the Securities Act on the date hereof;

(B)	the Plans;

(C)	an executed copy of a certificate of the Secretary of the Company, dated as of the date hereof (the “Officer’s Certificate”);

(D)	the Company’s Amended and Restated Articles of Incorporation, as certified by the Secretary of State of the State of Nevada as of a recent date;

WOODBURN AND WEDGE Attorneys and Counselors at Law 6100 Neil Road | Suite 500 | Reno, Nevada 89511 P.O. Box 2311 | Reno, NV 89505 Phone (775) 688-3000 | Facsimile (775) 688-3088	William K. Woodburn (1910-1989) Virgil H. Wedge (1912-2000)	Gordon H. DePaoli John F. Murtha W. Chris Wicker Shawn B Meador Ellen Jean Winograd	Don L. Ross Gregg P. Barnard Dale E. Ferguson Shawn G. Pearson Dane W. Anderson	Michael W. Keane Sharon M. Jannuzzi Jason C. Morris Seth J. Adams Nico D. R. DePaoli	Shay L. Wells Scott H. Husbands Cedric W. Anderson Bronagh M. Kelly Colton T. Loretz	Of Counsel: Edward G. Stevenson

Perspecta Inc.

May 31, 2018

(E)	the Company’s Bylaws, as certified pursuant to the Officer’s Certificate as being complete and in full force and effect as of the date hereof; and

(F)	resolutions of the Board of Directors of the Company relating to the Plans and the Shares.

We have examined instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

This opinion is limited to the federal law of the United States of America, the Nevada Revised Statutes, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) the Shares are issued in accordance with the terms of the Plans, (iii) the Company receives full consideration for the Shares, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares, when issued by the Company, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

Perspecta Inc.

May 31, 2018

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

WOODBURN AND WEDGE

By:	/s/ Shawn G. Pearson
Shawn G. Pearson